UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2002

Commission File Number 1-9929

Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

SIGNATURES
EXHIBIT INDEX
Section 906 Certification of CEO
Section 906 Certification of CFO

Cautionary Note Regarding Forward-Looking Statements

     This report contains forward-looking statements that reflect the Company’s current assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain words such as “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” and other words of similar meaning that do not relate strictly to historical or current facts. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected, stated or implied by the statements. Such risks and uncertainties include, but are not limited to, general economic and competitive conditions in the markets in which the Company operates; unanticipated changes in customer demand, order patterns and inventory levels; fluctuations in the cost and availability of the Company’s primary raw material, hot rolled steel wire rod from domestic and foreign suppliers; the Company’s ability to raise selling prices in order to recover increases in wire rod prices; legal, environmental or regulatory developments that significantly impact the Company’s operating costs; continuation of good labor relations; the Company’s ability to avoid events of default with respect to its indebtedness, particularly under its senior secured credit facility, as amended; and the Company’s ability to refinance its current indebtedness in a timely manner and on favorable terms.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits:

99.1	Certificate of Chief Executive Officer
99.2	Certificate of Chief Financial Officer

Item 9. Regulation FD Disclosure

     The information in this report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by Insteel Industries, Inc. that the information is material or that the dissemination of the information is required by Regulation FD.

     On August 13, 2002, the registrant filed with the Commission its Quarterly Report on Form 10-Q for the period ended June 29, 2002 accompanied by the certifications of H.O. Woltz III, the registrant’s chief executive officer, and Michael C. Gazmarian, the registrant’s chief financial officer, required pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002. Conformed copies of the certifications are attached hereto as Exhibits 99.1 and 99.2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: August 13, 2002	By:	/s/ H.O. Woltz III

H.O. Woltz III President and Chief Executive Officer

Date: August 13, 2002	By:	/s/ Michael C. Gazmarian

Michael C. Gazmarian Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Certificate of Chief Executive Officer
99.2	Certificate of Chief Financial Officer